JOHN HANCOCK DECLARATION TRUST

                    John Hancock V.A. Growth and Income Fund
                     John Hancock V.A. High Yield Bond Fund
                  John Hancock V.A. Special Opportunities Fund


                          Establishment and Designation
                       of Shares of Beneficial Interest of
                    John Hancock V.A. Growth and Income Fund
                     John Hancock V.A. High Yield Bond Fund
                  John Hancock V.A. Special Opportunities Fund
                                each a Series of
                         John Hancock Declaration Trust


         The undersigned, being a majority of the Trustees of John Hancock Declaration Trust, a Massachusetts business trust (the "Trust"), acting pursuant to the Declaration of Trust dated November 15, 1995 of the Trust, as amended from time to time, do hereby establish three additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Declaration of Trust and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in separate portfolios of assets of the Trust (the "Funds") designated "John Hancock V.A. Growth and Income Fund", "John Hancock V.A. High Yield Bond Fund", and "John Hancock V.A. Special Opportunities Fund".

         The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series of Shares, effective January 2, 1998.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 9th day of September, 1997.

/s/Dennis S. Aronowitz                                 /s/William F. Glavin
--------------------------                             -------------------------
Dennis S. Aronowitz                                    William F. Glavin

/s/Edward J. Boudreau, Jr.                             /s/ Anne C. Hodsdon
--------------------------                             -------------------------
Edward J. Boudreau, Jr.                                Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                             /s/John A. Moore
--------------------------                             -------------------------
Richard P. Chapman, Jr.                                John A. Moore

/s/William J. Cosgrove                                 /s/Patti McGill Peterson
--------------------------                             -------------------------
William J. Cosgrove                                    Patti McGill Peterson

/s/Douglas M. Costle                                   /s/John W. Pratt
--------------------------                             -------------------------
Douglas M. Costle                                      John W. Pratt

/s/Leland O. Erdahl
--------------------------                             -------------------------
Leland O. Erdahl                                       Richard S. Scipione

/s/Richard A. Farrell                                  /s/ Edward J. Spellman
--------------------------                             -------------------------
Richard A. Farrell                                     Edward J. Spellman

/s/Gail D. Fosler
--------------------------
Gail D. Fosler

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS   )
                                )ss
COUNTY OF SUFFOLK               )

         Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, Richard S. Scipione, and Edward J. Spellman, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 9th day of September, 1997.

                                                 /s/Anne Marie White
                                                 -------------------------
                                                 Notary Public
                                                 My Commission Expires: 10/20/00